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                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS CONSENT

         We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333-________) pertaining to the CommonWealth Bank Amended and Restated Stock Option Plan of our report dated January 27, 2003, with respect to the consolidated financial statements of First Community Bancshares, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.


/s/ ERNST & YOUNG LLP

Charleston, West Virginia
June 19, 2003